Exhibit 10.3

GUARANTY

dated as of April 10, 2008

of

the Guarantors listed on the signature pages hereof

and that otherwise may become a party hereto

in favor of

CITIBANK, N.A.

GUARANTY

THIS GUARANTY is made as of April 10, 2008, by the Persons listed on the signature pages hereof and that may become parties hereto pursuant to Section 9.3, in favor of CITIBANK, N.A. (the “Lender”).

RECITALS

A. TX Energy Services, LLC, a Delaware limited liability company (“TX Energy”), C.C. Forbes, LLC, a Delaware limited liability company (“C.C. Forbes”), Superior Tubing Testers, LLC, a Delaware limited liability company (“Superior” and together with TX Energy and C.C. Forbes, collectively, the “Borrower”), Forbes Energy Services LLC, a Delaware limited liability company (“Parent”), and Lender are parties to the Credit Agreement dated as of April 10, 2008 (as amended from time to time, the “Credit Agreement”).

B. Pursuant to the Credit Agreement, Lender agreed to extend credit to Borrower.

C. In order to induce Lender to extend such credit and to issue letters of credit, Guarantor has agreed to execute and deliver this Guaranty.

D. It is in the best interest of Guarantor to execute this Guaranty inasmuch as each Guarantor will derive substantial direct and indirect benefits from the extensions of credit made from time to time to or for the account of Borrower.

NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and sufficiency of that the parties acknowledge, Guarantor agrees as follows:

ARTICLE I

Definitions and References

Section 1.1. Definitions in Credit Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings specified in the Credit Agreement.

Section 1.2. Definitions in this Guaranty. The following terms have the following meanings:

“Borrower” has the meaning specified in Recital A.

“Credit Agreement” has the meaning specified in Recital A.

“Guaranteed Obligations” means all Obligations of Borrower under the Loan Documents, including all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to the Lender but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

“Guarantor” means each Person guarantying the Guaranteed Obligations pursuant to this Guaranty. References to “Guarantor” in this Guaranty are intended to refer to each such Person as if such Person were the only guarantor pursuant to this Agreement, except:

(a) that references to “any Guarantor” are meant to refer to each Person that is a Guarantor,

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(b) that references to “the Guarantors” are meant to refer to collectively all Persons that are Guarantors, and

(c) as otherwise may be specifically set forth herein.

“Indemnified Party” has the meaning specified in Section 8.1(a).

“Net Worth” has the meaning specified in Section 7.3.

“Post-Petition Interest” has the meaning specified in Section 7.1(b).

“Subordinated Debt” has the meaning specified in Section 7.1.

Section 1.3. Rules of Construction; References and Titles. Section 1.3 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

ARTICLE II

Guaranty

Section 2.1. Guaranty. The Guarantors, jointly and severally, irrevocably, absolutely and unconditionally guarantee to Lender the prompt and complete payment and performance when due, no matter how the same shall become due, of all Guaranteed Obligations.

Section 2.2. Obligation as a Guarantor. If Borrower shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, Guarantor will, upon five (5) days written notice by Lender, pay such Guaranteed Obligation in full to Lender. If Borrower shall for any reason fail to perform promptly any Guaranteed Obligation that is not for the payment of money, Guarantor will, upon demand by Lender, cause such Guaranteed Obligation to be performed or, if specified by Lender, provide sufficient funds, in such amount and manner as Lender shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by Lender or such other Person as Lender shall designate. Without limiting the generality of the foregoing, Guarantor will pay all amounts that constitute part of the Guaranteed Obligations and would be owing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 2.3. Fees and Expenses. The Guarantors, jointly and severally, forthwith upon demand by Lender, will pay all reasonable expenses (including all reasonable fees and expenses of counsel) incurred by Lender in enforcing against any Guarantor any right under this Guaranty.

Section 2.4. Limitation of Liability of Certain Guarantors. Notwithstanding any other provision of this Guaranty, with respect to any Guaranteed Obligations guaranteed hereby and the liability of such Guarantor under this Guaranty and any other Loan Document to which it is a party shall be limited to the maximum liability that can be incurred by such Guarantor without rendering this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

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ARTICLE III

Guaranty Absolute

Section 3.1. Unconditional Guaranty. (a) Guarantor will pay the Guaranteed Obligations strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such term or any right of any Lender with respect thereto.

(b) This is a guaranty of payment and not of collection. The obligations of Guarantor under or in respect of this Guaranty and each other Loan Document to which Guarantor is a party are independent of the Guaranteed Obligations or any other obligation of any other Restricted Person under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or any other Restricted Person or whether Borrower or any other Restricted Person is joined in any such action or actions.

(c) The obligations of Guarantor under this Guaranty and each other Loan Document to which Guarantor is a party shall not be affected by:

(i) any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of any Restricted Person,

(ii) any other proceeding involving any Restricted Person or any asset of any Restricted Person under any law for the protection of debtors, or

(iii) any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceeding against, any Restricted Person, any property of any Restricted Person, or the estate in bankruptcy of any Restricted Person in the course of or resulting from any such proceeding.

Section 3.2. No Release Based on Actions of the Lender. Except for Lender’s gross negligence or willful misconduct, no action that Lender may take or omit to take in connection with any Loan Document, any Guaranteed Obligation (or any other indebtedness owing by Borrower to Lender), or any collateral security, and no course of dealing between Lender and Borrower, any Guarantor or any other Person, shall release or diminish Guarantor’s Guaranteed Obligations, liabilities, agreements or duties hereunder, affect this Guaranty or any other Loan Document to which Guarantor is a party, or afford Guarantor any recourse against Lender, regardless of whether any such action or inaction may increase any risk to or liability of Borrower or any Guarantor or increase any risk to or diminish any safeguard of any collateral security.

Section 3.3. Waivers. The liability of Guarantor under this Guaranty and each other Loan Document to which Guarantor is a party shall be irrevocable, absolute and unconditional irrespective of, and Guarantor irrevocably waives, for purposes of this Guaranty and each other Loan Document to which Guarantor is a party, any defense that it may now have or hereafter acquire relating to, any or all of the following, (and Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth below and otherwise in this Guaranty are knowingly made in contemplation of such benefits):

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(a) Any lack of validity or enforceability of any Loan Document, any agreement or instrument relating thereto, any defense arising by reason of any disability or other defense of any other Person or the cessation from any cause whatsoever of the liability of any other Person.

(b) Any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation or any other Obligation of any other Restricted Person in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or any Restricted Person or any of its Subsidiaries or otherwise.

(c) Any taking, exchange, release or non-perfection of any collateral security, or any taking, release or amendment or waiver of, or consent to departure from any other guaranty of any Guaranteed Obligation.

(d) Any manner of application of collateral security, or proceeds thereof, to any Guaranteed Obligation, or any manner of sale or other disposition of any collateral security securing any Guaranteed Obligation or any other obligation of any Restricted Person under the Loan Documents or any other asset of Borrower or any Restricted Person or any of its Subsidiaries, and any other obligation to marshall assets.

(e) Any right to require Lender to proceed against any other Person, to exhaust any collateral security for the Guaranteed Obligations, to have any other Person joined with Guarantor in any suit arising out of the Guaranteed Obligations or this Guaranty or to pursue any other remedy in Lender’s power.

(f) Any change or restructuring of the corporate structure or termination of the existence of Borrower or any Restricted Person or any of its Subsidiaries.

(g) Any failure of Lender to disclose to any Restricted Person any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Restricted Person now or hereafter known to Lender (each Guarantor waiving any duty on the part of Lender to disclose such information).

(h) Any failure of any other Person to execute or deliver this Guaranty, any supplement hereto or any other guaranty or agreement.

(i) Any release or reduction of the liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations or any other compromise or settlement of the Guaranteed Obligations.

(j) Promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, notice of default, notice of intent to accelerate, notice of acceleration, protest or dishonor and, to the extent permitted by Law, any other notice with respect to any Guaranteed Obligation and this Guaranty.

(k) Any requirement that Lender create or perfect any Lien or protect or insure any property subject thereto.

(l) Any right to revoke this Guaranty.

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(m) Any election of remedies by Lender that in any manner impairs, reduces, releases or otherwise adversely affects any collateral security or any subrogation, reimbursement, exoneration, contribution or indemnification right of Guarantor or other right of Guarantor to proceed against any other Restricted Person, any other guarantor, any other Person or any collateral security.

(n) Any right of set-off or counterclaim against or in respect of the Obligations of Guarantor hereunder.

(o) Any neglect, failure or refusal to take any action:

(i) for the collection or enforcement of any Guaranteed Obligation,

(ii) to realize on any collateral security,

(iii) to enforce any Loan Document,

(iv) to file or enforce a claim in any proceeding described in Section 3.1(c),

(v) in connection with the administration of any Loan Document, or

(vi) otherwise concerning the Guaranteed Obligations or the Loan Documents,

or any delay in taking any such action.

(p) The fact that any Guarantor may have incurred directly any Guaranteed Obligation or is otherwise primarily liable therefor.

(q) Intentionally Deleted.

(r) Any defense to the recovery by Lender against Guarantor of any deficiency after a non-judicial sale and any defense or benefit that may be afforded by applicable Law (and in that connection Guarantor acknowledges that Lender may, without notice to or demand upon Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by non-judicial sale).

(s) Any statute of limitations applicable to the Guaranteed Obligations to the extent such statute of limitations can be waived by Guarantor.

(t) To the extent permitted by Law, any other circumstance or any existence of or reliance on any representation by Lender, except for indefeasible payment in full in cash and performance in full of each Guaranteed Obligation, that might otherwise constitute a defense available to, or a discharge of, Guarantor, any Restricted Person or any other guarantor or surety.

Section 3.4. Continuing Guaranty; Reinstatement. (a) This Guaranty is a continuing guaranty and shall remain in full force and effect until the latest of:

(i) the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty,

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(ii) the date on which all commitments of Lender under the Credit Agreement shall terminate, and

(iii) the latest date of expiration or termination of all Commitments and letters of credit issued under the Credit Agreement.

(b) This Guaranty and each other Loan Document to which Guarantor is a party shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by Lender as a result of the insolvency, bankruptcy or reorganization of any Restricted Person or otherwise, all as though such payment had not been made, and the Guarantor jointly and severally will pay such amount to Lender on demand. Any transfer by subrogation that is made as contemplated in Section 7.2 prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in Lender.

ARTICLE IV

Representations and Warranties

Section 4.1. Representations and Warranties. Guarantor represents and warrants to the Lender as follows:

(a) Each representation and warranty made with respect to it in any other Loan Document is correct in all material respects.

(b) Guarantor is an entity of the type specified opposite its name on Schedule 1 (or Schedule 1 to any guaranty supplement delivered by it pursuant to Section 9.3) opposite its name and is organized under the laws of the jurisdiction specified in such Schedule opposite its name.

(c) None of the execution, delivery or performance by Guarantor of this Guaranty and each other Loan Document to which Guarantor is a party:

(i) conflicts with:

(A) any domestic or foreign law, statute, rule or regulation,

(B) any organizational document of Guarantor, or

(C) any agreement, judgment, license, order or permit applicable to or binding upon Guarantor, or

(ii) results in or requires the creation of any Lien, charge or encumbrance upon any asset of Guarantor.

(d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body or third party is required for the due execution, delivery and performance by Guarantor of this Guaranty or any other Loan Document to which Guarantor is a party, except to the extent the same has been obtained, effected or given.

(e) Each of this Guaranty and each other Loan Document to which Guarantor is a party is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its

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terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws of general application relating to the enforcement of creditors’ rights.

(f) There is no condition precedent to the effectiveness of this Guaranty or any other Loan Document to which Guarantor is a party that has not been satisfied or waived.

(g) Guarantor has, independently and without reliance upon Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is a party, and Guarantor has established adequate means of obtaining from each other Restricted Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of each other Restricted Person.

(h) The direct or indirect value of the consideration received and to be received by Guarantor in connection herewith and the incurrence of liability by Guarantor in return for such consideration may reasonably be expected to benefit Guarantor, directly or indirectly. Guarantor is not “insolvent” on the date hereof (that is, the sum of Guarantor’s absolute and contingent liabilities, including its liabilities hereunder and under each other Loan Document to which Guarantor is a party, does not exceed the fair market value of Guarantor’s assets). Guarantor’s capital is adequate for the businesses in which Guarantor is engaged and intends to be engaged. Guarantor has not incurred (whether hereby or otherwise), nor does Guarantor intend to incur or believe that it will incur, debts which will be beyond its ability to pay as such debts mature.

ARTICLE V

Covenants

Section 5.1. Covenants. Guarantor will, so long as any Guaranteed Obligation shall remain unpaid, any letter of credit shall be outstanding, or Lender shall have any commitment, perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements in the Loan Documents on its or their part to be performed or observed or that Parent or Borrower has agreed to cause Guarantor or such Subsidiaries to perform or observe.

ARTICLE VI

Remedies of the Lender

Section 6.1. Exercise of Remedies. Lender may enforce, from time to time, in any order and at Lender’s sole discretion, any right, power or remedy that Lender may have under the Loan Documents or otherwise, including judicial foreclosure, the exercise of a right of power of sale, the taking of a deed or assignment in lieu of foreclosure, the appointment of a receiver to collect rents, issues and profits, the exercise of remedies against personal property, or the enforcement of any assignment of leases, rentals, or other property or right, whether real or personal, tangible or intangible.

Section 6.2. Liability for Deficiencies. Guarantor shall be liable to Lender for any deficiency resulting from the exercise by Lender of any right or remedy, even though any right that Guarantor may have against Borrower or others may be eliminated or diminished by the exercise of any such right or remedy.

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Section 6.3. Delay not a Waiver; Remedies Cumulative. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Guaranty or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Lender provided in this Guaranty and the Loan Documents are cumulative and are in addition to, and not exclusive of, any other right or remedy provided by law or otherwise.

Section 6.4. Right of Set-Off. Guarantor grants to Lender and its Affiliates a right of set-off on any and all money, securities and other property (and the proceeds therefrom) of Guarantor now or hereafter held or received by or in transit to Lender from or for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special), credits and claims of Guarantor at any time existing against Lender. Upon the occurrence and during the continuance of any Default or Event of Default, Lender and its Affiliates are authorized at any time and from time to time, without notice to Guarantor, to set-off, appropriate and apply any such items against the Guaranteed Obligations and Guarantor’s obligations and liabilities hereunder irrespective of whether or not Lender shall have made any demand under this Guaranty and although such Guaranteed Obligations and liabilities may be contingent or unmatured. Lender will notify Guarantor after any such set-off and application made by it; provided that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE VII

Subordination; Subrogation; Contribution

Section 7.1. Subordination. Guarantor subordinates all debts, liabilities and other Obligations owed to Guarantor by each other Restricted Person (the “Subordinated Obligations”) to the Guaranteed Obligations as follows:

(a) Except during the continuance of a Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to any other Restricted Person), Guarantor may receive regularly scheduled payments or prepayments in whole or in part from any other Restricted Person on account of the Subordinated Obligations or otherwise. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to any other Restricted Person), unless Lender otherwise agrees, Guarantor shall not demand, accept or take any action to collect any payment on account of any Subordinated Obligation.

(b) In any proceeding under any bankruptcy law relating to any other Restricted Person, Lender shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before Guarantor receives payment of any Subordinated Obligation.

(c) After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any bankruptcy law relating to any other Restricted Person), Guarantor shall, if Lender so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for Lender and deliver such payments to Lender on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

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Section 7.2. Limited Right of Subrogation. (a) Until all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each other Loan Document to which Guarantor is a party have been paid and performed in full, Guarantor shall have no right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim against any Restricted Person or any Security in connection with this Guaranty. Until such time, Guarantor waives any right to enforce any remedy that Guarantor may have against Borrower and any right to participate in any collateral security.

(b) If any amount shall be paid to Guarantor on account of any subrogation or other similar right, any such other similar remedy with respect to the Guaranteed Obligations, or any collateral security therefor at any time when all of the Guaranteed Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of Lender, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lender to be held by Lender for the benefit of the Lender as collateral security for, or then or at any time thereafter applied in whole or in part by Lender against, any Guaranteed Obligation, whether matured or unmatured, in such order as Lender shall elect.

(c) If Guarantor shall have paid off any Guaranteed Obligation and if all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash, Lender will, at expense and reasonable request, execute and deliver to Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer, without representation or warranty, by subrogation to Guarantor of an interest in the Guaranteed Obligations resulting from such payment by Guarantor; provided that:

(i) such transfer shall be subject to Section 3.4(b), and

(ii) without the consent of Lender (which Lender may withhold in its discretion) Guarantor shall not have the right to be subrogated to any claim or right against any Restricted Person that has become owned by Lender, whose ownership has otherwise changed in the course of enforcement of the Loan Documents, or that Lender otherwise has released or wishes to release from its Guaranteed Obligations.

Section 7.3. Right of Contribution. After all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each other Loan Document to which Guarantor is a party have been paid and performed in full, all Guarantors that have made payments in respect of the Guaranteed Obligations shall be entitled to contribution from all other Guarantors, to the end that all such payments upon the Guaranteed Obligations shall be shared among all such Guarantors in proportion to their respective Net Worths; provided that the contribution obligations of each such Guarantor shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. “Net Worth” means, at any time and for any Guarantor:

(a) the fair value of such Guarantor’s assets (other than such right of contribution), minus

(b) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Guaranteed Obligations).

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ARTICLE VIII

Indemnification

Section 8.1. General Indemnification. Without limiting any other obligation of any Guarantor or remedy of Lender under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless Lender and each of its Affiliates, officers, directors, employees, and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligation to be the legal, valid and binding obligation of any Restricted Person, enforceable against such Restricted Person in accordance with its terms.

Section 8.2. Tax Indemnification. (a) Any and all payments made by Guarantor under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 3.1 of the Credit Agreement, free and clear of and without deduction for any present or future Taxes. If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to Lender:

(i) the sum payable by Guarantor shall be increased as may be necessary so that after such Guarantor has made all required deductions (including deductions applicable to additional sums payable under this Section), Lender receives an amount equal to the sum it would have received had no such deductions been made,

(ii) Guarantor shall make all such deductions, and

(iii) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, Guarantor will pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

(c) Guarantor will indemnify Lender for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section, imposed on or paid by Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date on which Lender makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes by or on behalf of any Guarantor, Guarantor shall furnish to Lender the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder by or on behalf of Guarantor through an account or branch outside the United States or by or on behalf of Guarantor by a payor that is not a United States person, if Guarantor determines that no Taxes are payable in respect thereof, Guarantor shall furnish, or shall cause such payor to furnish, to Lender, at such address, an opinion of counsel acceptable to Lender stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

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Section 8.3. Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and hereby waives, any claim against the other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

ARTICLE IX

Miscellaneous

Section 9.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent in the manner provided in the Credit Agreement, if to Lender or to a Guarantor that is a party to the Credit Agreement, to the address set forth in the Credit Agreement and, for any other Guarantor to the address specified opposite its name on Schedule 1, or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given as provided in the Credit Agreement for notices given thereunder.

Section 9.2. Amendments and Waivers. No amendment of this Guaranty shall be effective unless it is in writing and signed by Guarantor and Lender, and no waiver of this Guaranty or consent to any departure by Guarantor herefrom shall be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Credit Agreement. No such amendment shall bind any Guarantor not a party thereto, but no such amendment with respect to any Guarantor shall require the consent of any other Guarantor.

Section 9.3. Additional Guarantors. Upon the execution and delivery, or authentication, by any Person of a Guaranty supplement in substantially the form of Exhibit A, such Person shall become a Guarantor hereunder, and each reference in this Guaranty and the other Loan Documents to “Guarantor” shall also mean and be a reference to such Person.

Section 9.4. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.5. Survival of Agreements. All representations, warranties, covenants and agreements of Guarantor herein shall survive the execution and delivery of this Guaranty, the execution and delivery of any other Loan Document and the creation of the Guaranteed Obligations.

Section 9.6. Binding Effect and Assignment. This Guaranty shall:

(a) be binding on Guarantor and its successors and permitted assigns, and

(b) inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender its respective successors, transferees and assigns.

Without limiting the generality of the foregoing, Lender may (except as otherwise provided in any Loan Document) pledge, assign or otherwise transfer any right under any Loan Document to any other Person,

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and such other Person shall thereupon become vested with all of the benefits in respect thereof granted herein or otherwise. No right or duty of Guarantor hereunder may be assigned or otherwise transferred without the prior written consent of Lender, except in connection with a merger or other consolidation of two or more of the entities comprising the Guarantors and/or the Borrower to the extent permitted under the Credit Agreement.

Section 9.7. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

Section 9.8. Final Agreement. This Guaranty and the other Loan Documents represent the final agreement of the Guarantors and Lender and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements between the Guarantors and Lender.

Section 9.9. Counterparts; Facsimile. This Guaranty may be separately executed in any number of counterparts, all of that when so executed shall be deemed to constitute one and the same Agreement. This Guaranty may be validly delivered by facsimile or other electronic transmission of an executed counterpart of the signature page hereof.

Section 9.10. Acceptance by Lender. By its acceptance of the benefits hereof, Lender shall be deemed to have agreed to be bound hereby and to perform any obligation on its part set forth herein.

Section 9.11. Limitation on Interest. Section 10.8 of the Credit Agreement, which limits the interest for which Guarantor is obligated, is incorporated herein by reference.

Section 9.12. Jurisdiction, Etc. Guarantor:

(a) irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in Houston, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment;

(b) irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(d) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court; and

(e) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Nothing in this Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction.

Section 9.13. Waiver of Jury Trial. Guarantor irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Guaranty or the actions of Lender in the negotiation, administration, performance or enforcement thereof.

GUARANTY – Page 12

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

FORBES ENERGY SERVICES, LLC

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	President and Chief Executive Officer

FORBES ENERGY CAPITAL INC.

By:	/s/ John E. Crisp
	Name:	John E. Crisp
	Title:	President and Chief Executive Officer

GUARANTY – Page 13

SCHEDULE 1

to

GUARANTY

Name of Guarantor	Type of Organization	Jurisdiction of Organization	Address for Notices

FORBES ENERGY SERVICES LLC	limited liability company	Delaware	3000 South Business Hwy 281 Alice, TX 78332

FORBES ENERGY CAPITAL INC.	corporation	Delaware	3000 South Business Hwy 281 Alice, TX 78332

GUARANTY – SCHEDULE 1 – Page 1

EXHIBIT A

to

GUARANTY

GUARANTY SUPPLEMENT

FORBES ENERGY SERVICES LTD.

Effective May 29, 2008

Citibank, N.A.

2000 W. Sam Houston Pkwy South, Suite 600

Houston, Texas 77042

Attn: Arthur Pryde

Ladies and Gentlemen:

The undersigned refers to:

(i) the Credit Agreement dated as of April 10, 2008 (the “Credit Agreement”) among TX Energy Services, LLC, a Delaware limited liability company, C.C. Forbes, LLC, a Delaware limited liability company, Superior Tubing Testers, LLC, a Delaware limited liability company and Forbes Energy Services LLC, a Delaware limited liability company, and

(ii) the Guaranty dated as of April 10, 2008 (the “Guaranty”) made by the Guarantors from time to time party thereto in your favor for the benefit of Lender.

Terms defined in the Credit Agreement or the Guaranty and not otherwise defined herein are used herein as defined in the Credit Agreement or the Guaranty.

SECTION 1. Guaranty. The undersigned, jointly and severally with the other Guarantors, irrevocably, absolutely, and unconditionally guarantees to Lender the prompt and complete payment and performance when due, and no matter how the same shall become due, of all Guaranteed Obligations and otherwise agrees to be bound in all respects by the Guaranty as if an original Guarantor party thereto, subject to any limitation set forth therein. As of the date first-above written, that each reference in the Guaranty to a “Guarantor” shall also mean and be a reference to the undersigned.

SECTION 2. Information Relating to the Undersigned. The undersigned is an entity of the type specified on Schedule 1 and is organized under the laws of the jurisdiction specified on Schedule 1 and its address for notices is specified on Schedule 1.

SECTION 3. Representations and Warranties. The undersigned as of the date hereof makes each representation and warranty set forth in Section 4.1 of the Guaranty.

SECTION 4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the jurisdiction whose laws the Guaranty provides will govern it.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty Supplement to be duly executed, all as of the date first above written.

Very truly yours, FORBES ENERGY SERVICES LTD.

By:	/s/ L. Melvin Cooper
	Name:	L. Melvin Cooper
	Title:	Senior Vice President and Chief Financial Officer

ACCEPTED AND AGREED AS OF THE

DATE FIRST-ABOVE STATED.

CITIBANK, N.A.

By:	/s/ Arthur Pryde
	Name:	Arthur Pryde
	Title:	Vice President

Signature Page to Guaranty Supplement – Forbes Energy Services Ltd.

SCHEDULE 1

to

GUARANTY SUPPLEMENT

Name of Guarantor	Type of Organization	Jurisdiction of Organization	Address for Notices
FORBES ENERGY SERVICES LTD.	An Exempted Company	Bermuda	3000 South Business Hwy 281 Alice, TX 78332